Exhibit 3.30

FIRST AMENDMENT TO THE

BYLAWS

OF

E.M.S. VENTURES, INC.

The following amendment to the Bylaws was duly adopted by the Sole Shareholder of the Corporation as of January 19, 1995:

RESOLVED, that Article Three, Section 3.1 of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

3.1 The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day in April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting, the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

RESOLVED, that the first sentence of Article Four, Section 4.2 of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

4.2 The Board of Directors shall consist of such number of directors, not fewer than one (1) nor more than nine (9), as may be determined from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall serve until his successor shall be elected and qualified, or until his earlier resignation or removal.

BY-LAWS

OF

E.M.S. VENTURES, INC.

ARTICLE ONE

OFFICES

1.1 The address of the registered office of the corporation is 208 West Academy Street, N.W., Suite A, Gainesville, Hall County, Georgia 30501, and the name of the registered agent at this address is Derek Fowkes.

ARTICLE TWO

CAPITAL STOCK

2.1 Certificates of stock shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. Stock certificates shall be bound in a book and shall be issued in consecutive order therefrom. On the stub of each certificate shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

2.2 Transfers of stock shall be made on the stock books of the Corporation by the holder in person or by power of attorney, or surrender of the old certificate for such shares, duly assigned.

2.3 The holders of the common stock shall be entitled to one vote for each share of stock standing in their name.

ARTICLE THREE

SHAREHOLDERS’ MEETINGS

3.1 The annual meeting of the shareholders of the Corporation shall be on the first Monday in                      of each year within or without the State of Georgia at such place as may from time to time to fixed by the Board of Directors.

3.2 At all meetings of shareholders, the holders of common stock shall be entitled to cast their one vote for each share of common stock, either in person or by written proxy.

3.3 Special meetings of the shareholders may be called at any time by the President or any holder or holders of as much as one-third of the outstanding capital stock of the Corporation upon not less than ten nor more than fifty days’ notice, either mailed to the last known address or personally given to each shareholder. Notice of a special meeting may be waived by instrument in writing. Attendance at such meetings in person or by proxy shall constitute a waiver of notice thereof.

3.4 Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

3.5 At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day.

3.6 Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE FOUR

DIRECTORS

4.1 Subject to these by-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

4.2 The Board of Directors shall consist of a number not less than the number of shareholders of the Corporation, if said number of shareholders is three (3) or less, nor more than nine (9) members, who shall be elected at an annual meeting of the shareholder and serve for a term of one (1) year and until their successors are elected; provided, however, that if at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of Directors is owned of record by one shareholder, the Board of Directors may consist of only one Director. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

4.3 The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointments by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

4.4 The Directors shall meet annually following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any two Directors, on two days’ notice. Notice of any such meeting may be waived by instrument in writing. Attendance in person at such meeting shall constitute a waiver of notice thereof. The signature of any Director approving the minutes of any meeting of the Board of Directors entered thereon shall be effective to the same extent as if such Director had been present at such meeting. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

4.5 Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

ARTICLE FIVE

OFFICERS

5.1 The officers of the corporation shall consist of a President, such number of Vice Presidents as deemed necessary by the Board of Directors, a Secretary and a Treasurer. The same person may hold two or more offices except for the offices of President and Secretary. The officers shall be elected by the Directors and shall serve at the pleasure of the Board of Directors.

5.2 The President shall be the chief executive officer of the Corporation and shall have general and active management of the operation of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation, general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages, or other contracts under the seal of the corporation. He shall only borrow money on behalf of the Corporation pursuant to specific authority from the Board of Directors. The President shall have the authority to institute or defend legal proceedings when the Directors are deadlocked.

5.3 During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these by-laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Executive Vice President; and when so acting, he shall have all the responsibilities hereby given to or imposed upon such President. Should the President, and the Executive Vice President both be absent or unable to perform the duties or exercise the powers of the office, then the Second Vice President and in the order of their office the other Vice Presidents shall perform such duties and exercise such powers.

5.4 The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books, and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President of the Board of Directors.

5.5 The Treasurer shall be charged with the management of the financial affairs of the Corporation and shall have the power to recommend action concerning the Corporation’s affairs to the President.

5.6 Assistants to the Secretary and Treasurer may be appointed by and shall have such duties as shall be delegated to them by the President or the Board of Directors.

5.7 The officers of the Corporation shall receive such salary or compensation as may be determined by the Board of Directors from time to time. However, any salary or compensation, or any part thereof, paid to an officer by the Board of Directors which is found to be excessive and which is disallowed as a corporate deduction from income taxes by the Corporation by the Internal Revenue Service or any other federal or state agency, shall be repaid to the Corporation by the officer so affected.

ARTICLE SIX

SEAL

6.1 The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the company followed by the word “Seal” enclosed in parentheses or scroll, shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the certificates of stock and such other papers as may be directed by law, by these by-laws or by the Board of Directors.

ARTICLE SEVEN

MISCELLANEOUS

7.1 The shareholders of the Corporation may enter into certain agreements in respect to the transfer of shares of stock of the Corporation and in respect to granting options to each other in relation to a proposed sale, transfer or other disposition of any outstanding share by any stockholder or in the event of the death of any shareholder. The manner in form as well as all relevant terms, conditions and details thereof shall be determined by the shareholders of the Corporation; provided, however, that no such regulatory or restrictive provision shall affect the right of the third parties without actual notice thereof unless such provision shall be plainly indicated upon the certificate evidencing the ownership of said stock. The shares of stock of the Corporation shall be transferable only in accordance with the terms of these agreements, should they be entered into; provided, however, that the terms of such agreements may be waived by a written waiver entered into by the Corporation and all of the shareholders. The Corporation shall also be authorized to ratify and affirm any such agreement made prior to incorporation by and between any of the incorporators.

ARTICLE EIGHT

8.1 These by-laws may be amended at any meeting of the shareholders by the affirmative vote of a majority of the issued and outstanding common stock of the Corporation.